As filed with the Securities and Exchange Commission on June 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-1065054 (I.R.S. Employer Identification Number)

6 Liberty Square, #2382

Boston, MA 02109

(857) 837-3099

(Address of Principal Executive Offices)

TransCode Therapeutics, Inc. 2021 Stock Option and Incentive Plan

TransCode Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

R. Michael Dudley

Chief Executive Officer

6 Liberty Square, #2382

Boston, MA 02109

(857) 837-3099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Bison, Esq.

Jacqueline R. Kaufman, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 735,228 additional shares of Common Stock under the following employee benefits plans for which a Registration Statement on Form S-8 was previously filed by the Registrant with the Securities and Exchange Commission (the “SEC” or the “Commission”): (i) the TransCode Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 645,228 shares of Common Stock on January 1, 2022, and (ii) the TransCode Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 90,000 shares of Common Stock on January 1, 2022. The 2021 Plan provides that additional shares will automatically be added to the shares authorized for issuance under the 2021 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31 or (ii) such lesser amount as determined by the compensation committee of the Company’s board of directors. The 2021 ESPP provides that additional shares will automatically be added to the shares authorized for issuance under the 2021 ESPP on January 1 of each year. The number of shares added each year will be equal to the least of: (i) 1% of the outstanding shares on the immediately preceding December 31, (ii) 90,000 shares of common stock, or (iii) such amount as determined by the 2021 ESPP plan administrator. The additional shares are of the same class as other securities relating to the 2021 Plan and the 2021 ESPP for which the Registrant’s Registration Statement filed on Form S-8 (Registration No. 333-257868) on July 13, 2021 is effective.

The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-257868) is hereby incorporated by reference pursuant to General Instruction E.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)	The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 13, 2021 (File No. 333-257868);

(b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 31, 2022;

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2021; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40363), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on April 26, 2021, including any amendments or reports filed for the purpose of updating such description.

 All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated in this section by reference.

EXHIBIT INDEX
Exhibit
No.	Description

4.1	Amended and Restated Certificate of Incorporation of TransCode Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).

4.2	Amended and Restated Bylaws of TransCode Therapeutics, Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599)).

99.2	2020 Stock Option and Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).

99.3	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599)).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 9th day of June.

TRANSCODE THERAPEUTICS, INC.

By:	/s/ Robert Michael Dudley
Robert Michael Dudley
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert Michael Dudley and Thomas A. Fitzgerald as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

	Director and Chief Executive Officer	June 9, 2022
/s/ Robert Michael Dudley	(Principal Executive Officer)
Robert Michael Dudley

/s/ Thomas A. Fitzgerald	Director and Chief Financial Officer	June 9 , 2022
Thomas A. Fitzgerald, MBA	(Principal Financial and Accounting Officer)

/s/ Philippe P. Calais	Director	June 9, 2022
Philippe P. Calais, PhD

/s/ Erik Manting	Director	June 9, 2022
Erik Manting, PhD

/s/ Magda Marquet	Director	June 9, 2022
Magda Marquet, PhD